1100 Cassatt Road
Berwyn, PA 19312
Phone: 610-651-5900
Fax: 610-993-2683

For Immediate Release
May 10, 2004

TRITON PCS REPORTS SOLID FIRST QUARTER 2004 RESULTS
Subscriber Growth Increases 6.8% as Net Additions Rise 143% From Fourth Quarter 2003

Berwyn, Pa., May 10, 2004 — Triton PCS Holdings, Inc. (NYSE: TPC) today reported first-quarter revenues rose 5.0% to $198.0 million as service revenues increased 10.6% in the quarter to $147.7 million, led by 6.8% year-over-year growth in subscribers to 919,906 at the end of the quarter. Churn declined to 2.31% from 2.59% in the fourth-quarter of 2003, underscored by the company’s focus on retention efforts.

“Our first-quarter results demonstrate very strong momentum in our subscriber business as we added more than 88,000 new customers. Our efforts to reinvigorate gross add growth have taken hold with productivity gains seen across all of our distribution channels,” said Michael E. Kalogris, Triton PCS chairman and chief executive officer. “We ended the quarter with 25,247 net subscriber additions, representing a 142.6% increase from the fourth quarter of 2003 as our churn dropped to 2.31%, thanks in large measure to our solid retention programs.”

“We expect the robust net subscriber additions in the first quarter will contribute to full-year profitability. In addition, we have recently implemented pricing increases for new subscribers as well as re-priced an enhanced SunCom UnPlan,” he said. “Those actions are coupled with strong retention programs and on-going cost efficiencies.”

Kalogris said the company in mid-April launched a major marketing and advertising campaign encompassing a dramatically streamlined set of service plans, the introduction of new feature services and a mutli-media advertising campaign designed to support continued subscriber growth while re-pricing service plans and adding data-centric features for additional revenue.

Financial Highlights (Refer to Schedule 1 for Reconciliation of Non-GAAP Financial Measures)

Total system revenues (subscriber revenues plus roaming revenues) increased 2.9% to $181.3 million in the first quarter from the year-ago period. Solid subscriber growth and a rise in ARPU drove a 10.6% increase in subscriber revenue to $147.7 million. ARPU rose to $54.73 compared with $53.52 in the first quarter of 2003 as a result of price increases implemented during 2003, sales of higher access point service plans and higher feature revenues during the quarter. Roaming revenues for the quarter decreased 21.4% to $33.6 million, reflecting a 7.0% decline in roaming minutes as well as the impact of scheduled step-downs in roaming pricing that occurred in 2003.

Adjusted EBITDA was $43.2 million compared with $45.3 million a year ago while net cash provided by operating activities was $32.1 million compared with $35.0 million a year ago.

Cash cost per user (CCPU) was $37.63 compared with $37.11 in the year-ago period, reflecting higher equipment costs for existing subscribers. Excluding equipment margin, CCPU declined 2.8% to $34.85 from $35.87. This decline reflects increased operating leverage as well as cost-control initiatives put in place during the year. General and administrative expense increased 8.1% in the period, but was flat on a per- subscriber, per- month basis, compared with the year- ago period.

1

Cost per gross addition (CPGA) during the quarter was $404, down from $456 in the fourth quarter 2003, reflecting both the impact of lower equipment subsidies and leveraging of fixed selling costs.

Capital expenditures in the quarter were $16.8 million for the continued overlay of GSM/GPRS technology across our network.

Other Highlights

Marketing Update – In mid-April, Triton PCS launched a major marketing and advertising campaign under the theme “The End of Wireless as You Know It.” The company introduced a full set of four service plans: revised SunCom UnPlan and SunCom UnPlan Platinum, a SunCom Southeast plan and a SunCom National plan. The company altered the structure of its industry-leading SunCom UnPlans. The new UnPlans eliminate the local calling zones and extend coverage to the entire SunCom network. The new SunCom UnPlan now sells for $50 a month for a two-year contract ($60 a month for one year), and comes with restricted roaming, or 20 roaming minutes and guaranteed additional minutes at $0.25/minute for an additional $5 a month. UnPlan Platinum includes 300 just-in-case all-inclusive national roaming minutes for $70 a month for a 2-year contract ($80 a month for one year) with additional roaming minutes billed at $0.25 a minute.

SunCom Southeast offers customers 700 minutes of calling for $35 a month anywhere on the SunCom network, and SunCom National provides subscribers with 400 minutes for $35 a month for use anywhere within the SunCom network and those of its roaming partners nationally. Both plans offer subscribers the option to roam for a flat $0.25 a minute for an additional $5 a month. The company also modified its Pay-in-Advance service to include the entire SunCom network for $59 a month.

With the expanding overlay of the company’s network with GSM/GPRS technology, the company also introduced a full complement of data services. Available for additional monthly fees and marketed under unified branding, the company is offering multi-media messaging as SunCom iNotes, mobile Internet as SunCom iNet and mobile data services as SunCom iLink.

GSM/GPRS Update – During the first quarter of 2004, the company processed 40.8 million GSM roaming minutes, a 43.6% increase from the fourth quarter 2003. The company expects to complete its GSM/GPRS network upgrade by the middle of 2004. Upon completion of the upgrade, the company expects to benefit from lower processing costs and an enhanced ability to offer GSM service plans, data-centric service offerings and feature-rich handsets.

A live, listen-only broadcast of the Triton PCS conference call will be available online at our website www.tritonpcs.com under Investor Relations – Presentations. An online replay will follow shortly after the call and will be available through May 17, 2004. To listen to the live conference, please go to the website at least 15 minutes early to register, download and install any necessary audio software.

Triton PCS, based in Berwyn, Pennsylvania, is an award-winning wireless carrier providing service in the Southeast. The company markets its service under the brand SunCom. Triton PCS is licensed to operate a digital wireless network in a contiguous area covering approximately 13.6 million people in Virginia, North Carolina, South Carolina, northern Georgia, northeastern Tennessee and southeastern Kentucky.

For more information on Triton PCS and its products and services, visit the company’s websites at: www.tritonpcs.com and www.suncom.com.

Statements in this press release regarding Triton PCS’s business that are not historical facts may be “forward-looking statements”. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Triton PCS files from time to time with the U.S. Securities and Exchange Commission.

Contact:

Steve Somers, CFA
Director of Investor Relations
610-722-4449
ssomers@tritonpcs.com

2

TRITON PCS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Dollars in thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31,
	2003	2004
Revenues:
Service	$133,507	$147,668
Roaming	42,771	33,636
Equipment	12,183	16,656

Total revenue	188,461	197,960
Expenses:
Cost of service (excluding the below amortization, excluding depreciation of $30,227 and $33,466, and excluding non-cash compensation of $888 and $826, for the three months ended March 31, 2003 and 2004, respectively)	58,001	59,165
Cost of equipment	23,751	32,525
Selling, general and administrative (excluding depreciation of $4,297 and $4,635 and excluding non-cash compensation of $4,350 and $4,776 for the three months ended March 31, 2003 and 2004, respectively)	59,231	63,047
Termination benefits and other related charges	2,155	—
Non-cash compensation	5,238	5,602
Depreciation and asset disposal	34,524	38,101
Amortization	1,129	1,858

Income (loss) from operations	4,432	(2,338)
Interest expense	(37,511)	(31,326)
Other expense	(418)	—
Interest and other income	1,729	306

Loss before taxes	(31,768)	(33,358)
Income tax provision	(3,044)	(3,374)

Net loss	(34,812)	(36,732)
Accretion of preferred stock	(3,201)	(3,508)

Net loss applicable to common stockholders	($38,013)	($40,240)

Other comprehensive income, net of tax:
Unrealized gain on derivative instruments	1,429	—

Comprehensive loss applicable to common stockholders	($36,584)	($40,240)

Net loss applicable to common stockholders per common share (Basic and Diluted)	($0.57)	($0.60)

Weighted average common shares outstanding (Basic and Diluted)	66,195,530	66,739,153

TRITON PCS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	December 31,	March 31,
	2003	2004
ASSETS:
Current assets:
Cash and cash equivalents	$105,966	$101,938
Accounts receivable, net of allowance for doubtful accounts of $3,839 and $3,693, respectively	62,939	57,390
Accounts receivable – roaming partners	19,378	20,485
Inventory, net	24,344	31,253
Prepaid expenses	10,980	14,307
Other current assets	6,552	7,930

Total current assets	$230,159	$233,303
Long term assets:
Property and equipment, net	788,870	772,312
Intangible assets, net	488,883	487,330
Fair value of derivative instruments	—	4,871
Other long-term assets	11,379	9,994

Total assets	$1,519,291	$1,507,810
LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$67,462	$87,645
Accrued liabilities	73,641	63,949
Current portion of long-term debt	1,444	1,273
Other current liabilities	35,709	38,007
Preferred stock dividends payable	—	3,508

Total current liabilities	178,256	194,382
Long-term debt:
Capital lease obligations	909	659
Senior notes	710,205	716,166

Senior long-term debt	711,114	716,825
Subordinated notes	732,674	733,084

Total long-term debt	1,443,788	1,449,909
Deferred income taxes	45,956	48,929
Deferred revenue	2,663	2,129
Fair value of derivative instruments	846	—
Asset retirement obligation	1,850	1,908
Deferred gain on sale of property and equipment	25,882	25,585

Total liabilities	1,699,241	1,722,842
Commitments and contingencies	—	—
Series A Redeemable Convertible Preferred Stock, $0.01 par value, 1,000,000 shares authorized; 786,253 shares issued and outstanding as of December 31, 2003 and March 31, 2004, including accreted dividends	140,301	140,301
Stockholders’ deficit:
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of December 31, 2003 and March 31, 2004	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of December 31, 2003 and March 31, 2004	—	—
Series D Convertible Preferred Stock, $0.01 par value, 16,000,000 shares authorized; 543,683 shares issued and outstanding as of December 31, 2003 and March 31, 2004	5	5
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 61,315,511 shares issued and 60,865,217 shares outstanding as of December 31, 2003 and 61,315,511 shares issued and 60,841,165 shares outstanding as of March 31, 2004	609	608
Class B Non-voting Common Stock, $.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of December 31, 2003 and March 31, 2004	79	79
Additional paid-in capital	591,376	587,511
Accumulated deficit	(876,165)	(912,897)
Deferred compensation	(34,780)	(29,264)
Class A common stock held in treasury, at cost (450,294 and 474,346 shares, respectively)	(1,375)	(1,375)

Total stockholders’ deficit	(320,251)	(355,333)

Total liabilities and stockholders’ deficit	$1,519,291	$1,507,810

TRITION PCS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2003	2004
Cash flows from operating activities:
Net Loss	($34,812)	($36,732)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, asset disposal and amortization	35,653	39,959
Deferred income taxes	2,508	2,973
Accretion of interest	14,252	825
Loss on equity investment	418	—
Bad debt expense	2,516	1,715
Non-cash compensation	5,238	5,602
Gain on derivative instruments	(1,133)	—
Change in operating assets and liabilities:
Accounts receivable	3,282	2,727
Inventory	7,388	(6,909)
Prepaid expenses and other current assets	(4,580)	(4,705)
Intangible and other assets	(30)	1,435
Accounts payable	5,531	14,973
Accrued payroll and liabilities	(3,847)	(7,091)
Deferred revenue	563	183
Accrued interest	712	15,867
Other liabilities	1,361	1,284

Net cash provided by operating activities	35,020	32,106
Cash flows from investing activities:
Capital expenditures	(18,863)	(16,752)
Net investment in and advances to non-consolidated entity	(425)	—
Proceeds from sale of property and equipment, net	31	19
Other	(80)	—

Net cash used in investing activities	(19,337)	(16,733)
Cash flows from financing activities:
Payments under credit facility	(3,845)	—
Change in bank overdraft	(12,920)	(18,912)
Contributions under employee stock purchase plan	57	—
Payment of deferred financing costs	(22)	(67)
Principal payments under capital lease obligations	(519)	(422)

Net cash used in financing activities	(17,249)	(19,401)
Net decrease in cash and cash equivalents	(1,566)	(4,028)
Cash and cash equivalents, beginning of period	212,450	105,966

Cash and cash equivalents, end of period	$210,884	$101,938

SCHEDULE 1

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended March 31,
Adjusted EBITDA	2003	2004
	(Dollars in thousands)
Net cash provided by operating activities	$35,020	$32,106
Change in operating assets and liabilities	(10,380)	(17,764)
Interest expense	37,511	31,326
Accretion of interest	(14,252)	(825)
Interest and other income	(596)	(306)
Bad debt expense	(2,516)	(1,715)
Income tax expense	536	401

Adjusted EBITDA	$45,323	$43,223

The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, cash provided by operating activities. Adjusted EBITDA can also be calculated as net loss plus net interest expense, income taxes, depreciation and asset disposal and amortization adjusted for other expense (which was exclusively non-cash) and non-cash compensation. We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP.

	Three Months Ended March 31,
Average revenue per user (ARPU)	2003	2004
	(Dollars in thousands,
	except ARPU)
Service revenue	$133,507	$147,668
Subscriber retention credits	2,306	1,310

Adjusted service revenue	$135,813	$148,978
Average subscribers	845,907	907,283
ARPU	$53.52	$54.73

We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers, as these are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two.

	Three Months Ended
	March 31,
ARPU, plus roaming revenue less subscriber retention costs	2003	2004
	(Dollars in thousands,
	except ARPU)
Service revenue	$133,507	$147,668
Roaming revenue	42,771	33,636

Service and roaming revenue	$176,278	$181,304
Average subscribers	845,907	907,283
ARPU	$69.46	$66.61

We believe ARPU, plus roaming revenue less subscriber retention credits, which calculates the average service and roaming revenue per subscriber, provides a gauge to compare our service and roaming revenue to that of other wireless communications providers that may have significantly more or less subscribers and, therefore, more or less revenue on an aggregate basis. In addition, this metric minus cash costs per user, or CCPU, is an indicator of net cash flows generated on a per subscriber basis.

	Three Months Ended
	March 31,
CCPU and CPGA	2003	2004
	(Dollars in thousands,
	except CCPU)
Cost of service	$58,001	$59,165
General and administrative expense	33,027	35,692
Total cost of equipment – transactions with existing subscribers	5,753	12,070

CCPU operating expenses	96,781	106,927
Selling expense (1)	26,204	27,355
Total cost of equipment – transactions with new subscribers (1)	17,998	20,455

CPGA operating expenses	44,202	47,810
Termination benefits and other related charges	2,155	—
Non-cash compensation	5,238	5,602
Depreciation and asset disposal	34,524	38,101
Amortization	1,129	1,858

Total operating expenses	$184,029	$200,298
CCPU operating expenses (from above)	$96,781	$106,927
Equipment revenue – transactions with existing subscribers	(2,594)	(4,503)

CCPU costs, net	$94,187	$102,424
Average subscribers	845,907	907,283
CCPU	$37.11	$37.63

	Three Months Ended
CCPU and CPGA (continued)	March 31,
	2003	2004
	(Dollars in thousands,
	except CPGA)
CPGA operating expenses (from above)	$44,202	$47,810
Equipment revenue – transactions with new subscribers	(9,589)	(12,153)

CPGA costs, net	$34,613	$35,657
Gross subscriber additions	85,300	88,214
CPGA	$406	$404

We believe CCPU, which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation, termination benefits and related charges and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period.

We believe CPGA is a useful measure that quantifies the incremental costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) and selling expenses related to adding new subscribers by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.